Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Bryn Mawr Bank Corporation (the “Corporation”) on Form 10-K for the period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis J. Leto, President and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act    of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: March 1, 2018	/s/ Francis J. Leto
Francis J. Leto, President and Chief Executive Officer
(Principal Executive Officer)